SUB-ITEM 77Q3

AIM INTERNATIONAL TOTAL RETURN FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 21


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                                        570
      2.   Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                                                        138
           Class C                                                        187
           Institutional Class                                          1,561


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.   Dividends from net investment income
           Class A                                                     0.4636
      2.   Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                                                     0.4195
           Class C                                                     0.4195
           Institutional Class                                         0.4779


74U.  1    Number of shares outstanding (000's Omitted)
           Class A                                                      4,324
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                      1,064
           Class C                                                      2,268
           Institutional Class                                          3,471


74V.  1    Net asset value per share (to nearest cent)
           Class A                                                     $11.33
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                                     $11.30
           Class C                                                     $11.31
           Institutional Class                                         $11.33